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                                                                  Exhibit 10.12

This document, when properly executed, shall constitute a Supply Agreement between Progenics Pharmaceuticals, Inc. with offices at 777 Old Saw Mill River Road, Tarrytown, NY, 10591 ("Progenics") and Intracel Corporation, with offices at 359 Allston Street, Cambridge, MA 02139 ("Intracel").

1. PERIOD OF AGREEMENT: February 1, 1996 through January 31, 1999. After the original term, this Agreement will renew automatically for successive 12 month periods unless either party gives notice to the other of its intention not to renew at least 120 days prior to the expiration of the then current term.

2. MATERIAL: Recombinant HIV-1LAI gp120 (full-length) and recombinant soluble human CD4 produced in a Chinese Hamster Ovary ("CHO") expression system referred to hereafter as "gp120" and "CD4" or together as "Product" (see attached Product Specification Sheets).

3. MATERIAL SPECIFICATIONS: Material shall be supplied in the form and manner, and must conform in all material respects to the specifications set out in the attached Product Specification Sheets. Alterations to these specifications require the express written consent of each party.

4.  PRICE:
    [***]








5.  MINIMUM PURCHASE: 10 milligrams of gp120 or CD4.

6. PAYMENT TERMS: Net 30 days, following the receipt of a properly prepared and correct invoice.

7.  DELIVERY TERMS: F.O.B. Tarrytown, NY.

8. RELEASES: Intracel will advise Progenics of its purchase requirements at least quarterly, or as may otherwise suit the parties by agreement. Progenics shall ship Product as required by Intracel according to a mutually agreed upon schedule. Progenics shall advise Intracel at its earliest opportunity if it is unable to ship Product at an agreed upon time. Progenics will, on a best effort basis, attempt to fulfill any unscheduled, or spot requirements of Intracel.


[***] Confidential Treatment Requested

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9.  LABELING AND PACKAGING: Both Intracel's and Progenics' names shall appear on the main product label, along with the following statement:
    "Manufactured by Progenics Pharmaceuticals, Inc." Both Intracel's and Progenics' names and logos shall appear on promotional literature, along with the following statement: "Manufactured by Progenics Pharmaceuticals, Inc."

    All labels to be approved by both parties. All product labeling and literature shall contain the phrase "For Laboratory Use." Progenics will package product as 100 micrograms per vial, or in other package sizes as mutually agreed upon by both parties. Product will be shipped on dry ice. Shelf life of the Product will be no less than six (6) months upon receipt by Intracel.

10. CONFIDENTIALITY: The parties hereto shall keep confidential all confidential technical information, shall not disclose or make known to any individual, firm, or corporation, except when authorized in writing to do so by the other party, and shall not use such information for any purpose other than the performance of the obligations provided in this Agreement. The provisions of this clause shall remain binding for five
    (5) years after the termination of this agreement. Each party shall use the same degree of care to avoid disclosure of confidential technical information as the party employs with similar information of its own which it does not desire to publish or disclose. Any confidential information shared between the parties must be identified and labeled in writing as confidential. The confidentiality of and information disclosed verbally must be identified in writing as confidential no more than 14 days after disclosure.

    This obligation shall not apply to information and/or documents which:

    A) Are or come within the public domain otherwise than as a consequence of a breach of the obligations hereunder;

    B) Are known to the receiving party prior to disclosure by the other party as shown by the receiving party's records;

    C) Are lawfully disclosed to the receiving party by third parties; or

    D) Are subsequently independently developed by the receiving party through no reference whatsoever to disclosure hereunder.

11. WARRANTY: Progenics warrants the packaged product hereunder shall meet the specifications set forth in the attached Product Specification Sheets and shall be free from defects except those caused by misuse or mishandling occurring after such delivery. Progenics agrees to notify Intracel prior to making any formulation changes in the Product. Progenics further warrants that packaged product will meet the warranty of merchantability and fitness for intended use. In the event of a recall of Product, Progenics agrees to reimburse Intracel for all reasonable costs incurred in the recall.

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12. USE OF MATERIAL: Progenics shall supply Intracel sCD4 and gp120 to be sold by Intracel to third parties. The material will be used only for research purposes and not for other uses such as clinical diagnostics or therapeutic development. This Agreement is limited to resale of sCD4 and gp120 as packaged at Progenics and does not allow Intracel to modify the Product or combine the Product with other components, with the exception of labeling Product with biotin, HRP, or FITC, which is permitted.

13. RELATIONSHIP OF THE PARTIES: Nothing contained herein shall be construed to empower either party to act as agent for the other. The parties agree that each of them shall, in relation to its obligations hereunder, be acting as an independent contractor.

14. CANCELLATION: This Agreement may be canceled by either party upon 120 days written notice to the other party.

15. ENTIRETY: This Agreement, together with the Attachments specifically referenced and attached hereto, embodies the entire understanding between Intracel and Progenics, and there are no contracts, warranties, or representations, oral or written, express or implied, with reference to the subject matter hereof which are not merged herein. Except as otherwise specifically stated, no modification hereto shall be of any force or effect unless reduced to writing and signed by both parties and expressly referred to as being modifications of this Agreement.

    AGREED & APPROVED:

    For Progenics:                                 For Intracel:
    -------------                                  -------------
    Name:      Paul J. Maddon, M.D., Ph.D.     Name:      Cheryl G. Cataldo
    Title:     Chairman & CEO                  Title:     Controller
    Signature: /s/ Paul J. Maddon              Signature: /s/ Cheryl G. Cataldo
    Date:      February 7, 1996                Date:      February 8, 1996